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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the use of our report dated March 5, 2000, with respect to the financial statements of Zanova, Inc. included in the Onvia.com, Inc. Form 8-K/A filing regarding the acquisition of Zanova, Inc.

                                               /s/ Ernst & Young LLP

Phoenix, Arizona
September 11, 2000